BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Alexander Leo
501 Silverside Rd. PMB# 352
Wilmington, DE 19809, USA

Work Order #: W2021050300711
May 3, 2021
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 185620

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amended Certification of Stock Designation After Issuance of Class/Series	Fees	20211430376	5/3/2021 10:22:09 AM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6200625169636452403259	Success	$175.00
Total			$175.00

Credit Balance: $0.00

Alexander Leo
501 Silverside Rd. PMB# 352
Wilmington, DE 19809, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/03/2021

Work Order Item Number:	W2021050300711 - 1306448
Filing Number:	20211430376
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	05/03/2021 10:22:09 AM
Filing Page(s):	10

Indexed Entity Information:

Entity ID: C1211-1987 **Entity Name:** NOVAGANT CORP.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
Northwest Registered Agents, Inc.
401 Ryland Street Suite 200-A, Reno, NV 89502, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada	Business Number C1211-1987
	Filing Number 20211430376
	Filed On 05/03/2021 10:22:09 AM
	Number of Pages 10

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☑ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - **DO NOT HIGHLIGHT**

1. Entity information:	Name of entity: NOVAGANT CORP. Entity or Nevada Business Identification Number (NVID): NV19871017181
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 05/03/2021 Time: 05:00 PM (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Preferred Series B
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☑ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Alexander M. Woods-Leo Signature of Officer Date: 05/03/2021

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

- [ ] Certificate of Designation
- [ ] Certificate of Amendment to Designation - Before Issuance of Class or Series
- [x] Certificate of Amendment to Designation - After Issuance of Class or Series
- [ ] Certificate of Withdrawal of Certificate of Designation

X Alexander M. Woods-Leo
Signature of Officer

Date: 05/03/2021

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number **C1211-1987**
Barbara K. Cegavske	Filing Number **20211430376**
Secretary of State State Of Nevada	Filed On **05/03/2021 10:22:09 AM**
	Number of Pages **10**

CERTIFICATE OF DESIGNATION

OF THE

SERIES B CONVERTIBLE PREFERRED STOCK

OF

NOVAGANT CORP. (A NEVADA CORPORATION)

Pursuant to the Nevada Revised Statutes and the bylaws of Novagant Corp., a corporation organized and existing under the laws of the state of Nevada (the "Corporation"), the Corporation does hereby submit the following:

WHEREAS, the Articles of Incorporation of the Corporation (the "**Articles of Incorporation**") authorizes the issuance of up to 20 million (20,000,000) shares of preferred stock, par value $0.0001 per share, of the Corporation ("**Preferred Stock**") in one or more series, and expressly authorizes the Board of Directors of the Corporation (the "**Board**"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board to establish a new series of Preferred Stock to be designated "Series B Convertible Preferred Stock" consisting of 500,000 shares and having the rights, preferences and limitations set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby establish a series of Preferred Stock designated as "Series B Convertible Preferred Stock" and does hereby in this Certificate of Designation (the "**Certificate of Designation**") establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

1. **Designation and Amount.**

This series of Preferred Stock shall be designated "**Series B Convertible Preferred Stock**" and the authorized number of shares constituting such series shall be **Five hundred Thousand (500,000)**. The par value of the Series B Convertible Preferred Stock shall be $0.0001 per share. Shares of the Series B Convertible Preferred Stock shall have a stated value of $0.0001 per share (the "**Stated Value**").

2. **Dividends.**

The holders of shares of Series B Convertible Preferred Stock shall be entitled to receive dividends at the discretion of the board of directors.

3. **Preferences on Liquidation.**

Subject to the provisions of **Section 6(a)** below, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series B Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to the State Value per share.

4. **Voting Rights.**

Except as otherwise required by law or by the Articles of Incorporation and except as set forth in **Section 6(b)** below, the outstanding shares of Series B Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series B Convertible Preferred Stock outstanding and as long as at least one of such shares of Series B Convertible Preferred Stock is outstanding, shall represent Ninety-Nine percent (99%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series B Convertible Preferred Stock shall represent its proportionate share of the 99% which is allocated to the outstanding shares of Series B Convertible Preferred Stock.

5. **Negative Covenants.**

The Corporation will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Articles of Incorporation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Convertible Preferred Stock against impairment.

6. **Ranking; Changes Affecting Series.**

(a) The Series B Convertible Preferred Stock shall, with respect to distribution rights on liquidation, winding up and dissolution, (i) rank senior to any of the shares of Common Stock of the Corporation, and any other class or series of stock of the Corporation which by its terms shall rank junior to the Series A Convertible Preferred Stock, (ii) rank pari passu with respect to any outstanding shares of Series B Convertible Preferred Stock and (iii) rank junior to any other series or class of preferred stock of the Corporation and any other class or series of stock of the Corporation which by its term shall rank senior to the Series B Convertible Preferred Stock.

(b) So long as any shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall not

(i) alter or change any of the powers, preferences, privileges or rights of the Series B Convertible Preferred Stock, or (ii) amend the provisions of this Section 6; in each case, without first obtaining the approval by vote or

written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, as to changes affecting the Series B Convertible Preferred Stock.

7. **Redemption.**

The shares of the Series B Convertible Preferred Stock are redeemable for common shares 1 year after issuance. Series preferred B shares have conversion rights of 1 series B share to 1,000 common shares.

8. **Protection Provisions.**

So long as any shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the Nevada Business Corporation Act) of the Holders of at least a majority of the then outstanding shares of Series B Convertible Preferred Stock:

(a) alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock;

(b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Convertible Preferred Stock;

(c) create any new class or series of capital stock having a preference over the Series B Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, "**Senior Securities**");

(d) create any new class or series of capital stock ranking pari passu with the Series B Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, "**Pari Passu Securities**");

(e) increase the authorized number of shares of Series B Convertible Preferred Stock;

(f) issue any shares of Series B Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement with the original parties thereto;

(g) issue any additional shares of Senior Securities; or

(h) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

If holders of at least a majority of the then outstanding shares of Series B Convertible Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Convertible Preferred Stock pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the Holders of the Series B Convertible Preferred Stock that did not agree to such alteration or change (the "**Dissenting Holders**").

9. **Merger, Consolidation, Etc.**

(a) If at any time or from time to time there shall be (i) a merger, or consolidation of the Corporation with or into another corporation, (ii) the sale of all or substantially all of the Corporation's capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Corporation shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Corporation in which in excess of 50 percent (50%) of the Corporation's voting power is transferred (each, a "**Reorganization**"), then as a part of such Reorganization, provision shall be made so that the holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization.

(b) The provisions of this Section 9 are in addition to and not in lieu of the provisions of Section 2 hereof.

10. **No Impairment.**

The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Convertible Preferred Stock against impairment.

11. **Lost or Stolen Certificates.**

Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (iii) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.